Exhibit 99.1

O’REILLY SUCCESSFULLY COMPLETES EXCHANGE OFFER FOR CSK

WITH OVER 90% TENDERED

Springfield, MO – July 11, 2008 — O’Reilly Automotive, Inc. (“O’Reilly”) (Nasdaq: ORLY) today announced that its indirect, wholly-owned subsidiary has accepted, for payment and exchange, all shares validly tendered pursuant to its offer for all outstanding shares of common stock of CSK Auto Corporation (“CSK”) (NYSE: CAO). Each share of CSK common stock validly tendered and not withdrawn was exchanged for 0.4285 of a share of O’Reilly common stock plus $1.00 in cash.

“We are very pleased with the outcome of the exchange offer,” said O’Reilly Automotive Chief Executive Officer Greg Henslee. “Today is a historic day for O’Reilly, its stockholders, its customers and its team members across the country,” continued Henslee. “We are entering the next chapter in our company’s history as a leading auto-parts retailer with 3,200 stores across the country and the opportunity to expand even further. By leveraging our proven dual-market strategy, we will better serve our customers, provide growth opportunities for our team members and generate significant value for our stockholders.”

“We look forward to working with CSK’s team and we believe that our highly complementary business models will facilitate a smooth integration process,” Henslee continued. “The talented and dedicated team members of both O’Reilly and CSK will play a crucial role in the success of the company.”

The exchange agent for the offer has advised O’Reilly that, as of the expiration of the offer at 12:00 midnight, New York City time, on Thursday July 10, 2008, a total of 38,092,340 shares of CSK common stock were validly tendered in the offer and not withdrawn (not including 2,903,556 shares delivered through notices of guaranteed delivery). Together with the shares O’Reilly previously owned, upon accepting the CSK shares for exchange, O’Reilly owns 40,246,268 shares of CSK common stock, or approximately 90.5% of the issued and outstanding shares of CSK common stock.

Having acquired over 90% of the issued and outstanding shares of CSK common stock O’Reilly intends to complete, later today, a short-form merger of its indirect wholly-owned subsidiary with and into CSK, with CSK continuing as the surviving corporation and an indirect wholly owned subsidiary of O’Reilly. Upon completion of the merger, the remaining outstanding shares of CSK common stock (other than shares of CSK common stock held in CSK’s treasury or owned by CSK, O’Reilly or any of its subsidiaries, and shares for which dissenter’s rights are perfected) will be converted into the right to receive 0.4285 of a share of O’Reilly common stock plus $1.00 in cash for each such share.

Following the merger, shares of CSK common stock will no longer be traded on the New York Stock Exchange.

Lehman Brothers Inc. served as exclusive financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP served as legal adviser to O’Reilly. JP Morgan Securities Inc. acted as financial advisor and Gibson, Dunn & Crutcher LLP acted as legal advisor to CSK.

About O’Reilly Automotive, Inc

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O’Reilly family, the Company operated 1,867 stores in the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Montana, Nebraska, North Carolina, North Dakota, Ohio, Oklahoma,

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South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin and Wyoming as of March 31, 2008. CSK Auto, Inc., an indirect subsidiary of O’Reilly Automotive, Inc. operated, as of May 4, 2008, 1,345 stores in 22 states under the brand names Checker Auto Parts, Schuck’s Auto Supply, Kragen Auto Parts, and Murray’s Discount Auto Stores.

Forward-Looking Statements

Statements in this press release may contain certain forward-looking statements relating to O’Reilly and its expectations for the proposed acquisition of CSK that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All such statements concerning activities, events or developments that O’Reilly expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements are based on current expectations, forecasts and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the following: the risk that the integration of operations may not be successful or may be materially delayed or may be more costly or difficult than expected; and the risk that the expected cost savings and other synergies from the transaction may not be fully realized, realized at all or take longer to realize than anticipated. Additional information on these and other risks, uncertainties and factors is included in O’Reilly’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC. Undue reliance should not be placed on forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Except for any obligation to disclose material information under the Federal securities laws, O’Reilly undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof.

O’Reilly Contacts

Joele Frank, Wilkinson Brimmer Katcher

Ed Trissel/Kelly Sullivan, 212-355-4449

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